                                                                  EXECUTION COPY




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                                DEPOSIT AGREEMENT
                                    (Class B)

                           Dated as of March 28, 2002


                                     between


                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
                                 as Escrow Agent


                                       and

                      INTESABCI S.P.A., acting through its
                                                 NEW YORK BRANCH,
                                  as Depositary






--------------------------------------------------------------------------------

             DEPOSIT AGREEMENT (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time, this "Agreement") between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and INTESABCI S.P.A, acting through its NEW YORK BRANCH, as depositary bank hereunder (the "Depositary").

                               W I T N E S S E T H
                               - - - - - - - - - -

             WHEREAS, American Trans Air, Inc. ("ATA") has entered into a Certificate Purchase Agreement dated as of March 26, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Certificate Purchase Agreement") with Amtran, Inc. ("Amtran") and PK AirFinance US, Inc. (the "Purchaser", and together with its transferees and assigns as owners of the Certificates, the "Investors") which provides for the purchase of the American Trans Air Pass Through Trust, Series 2002-1B Certificates (the "Certificates");

             WHEREAS, ATA, Amtran and Wilmington Trust Company have entered into a Pass Through Trust Agreement dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to American Trans Air 2002-1B Pass Through Trust pursuant to which the Certificates are being issued;

             WHEREAS, ATA, Amtran, the Pass Through Trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds"), has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance or refinance the acquisition of certain aircraft by ATA, as lessee or as owner;

             WHEREAS, the Escrow Agent, the Purchaser, the Pass Through Trustee and Wilmington Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement (Class B), dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow and Paying Agent Agreement"); and

             WHEREAS, the Purchaser and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall requisition or demand withdrawals upon request of and proper certification by the Pass Through Trustee.

             NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

             SECTION 1.1. Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Depositary shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document to which it is not a party, other than Section 4(a)(vii) of the Note Purchase Agreement. This Agreement sets forth all of the obligations of the Depositary, and no additional obligations shall be implied from the terms of this Agreement or any other agreement, instrument or document. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

             SECTION 1.2. Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish (i) the separate deposit accounts listed on Schedule I hereto required in connection with the deposits contemplated by Section 2.1 hereof (each, an "Account" and collectively, the "Accounts"), and (ii) such additional separate deposit accounts as may be required in connection with the deposits contemplated by
Section 2.4 hereof (each, also an "Account") in each case, in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

             SECTION 2.1. Deposits. The Escrow Agent shall direct the Purchaser to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in immediately available funds by wire transfer to the Depositary at One William Street, New York, NY 10004, ABA #026005319, Attention: Paul Florcruz,
Reference: American Trans Air 2002-1B, and the Depositary shall accept from the Purchaser, on behalf of the Escrow Agent, the Net Proceeds in the amount of US$24,391,148.66. Upon acceptance of such amount, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on the date set forth in Schedule I hereto, (including any deposit made pursuant to Section 2.4 hereof, individually, a

"Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

             SECTION 2.2. Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 10.699% per annum (calculated on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent quarterly in arrears on each February 20, May 20, August 20 and November 20 (each, an "Interest Payment Date") and on the date of each Prepayment Withdrawal and the Final Withdrawal (as defined below), commencing on May 20, 2002 all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below). In addition, interest accrued on any Deposit that is withdrawn pursuant to a Notice of Replacement Withdrawal (as defined below) but not paid on the date of the Replacement Withdrawal shall be paid on the next Interest Payment Date.

             SECTION 2.3. Withdrawals. (a) On and after the date seven days after the establishment of any Deposit, the Escrow Agent may, by providing at least one Business Day's prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), request withdrawal of the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Indianapolis, Indiana, Wilmington, Delaware or Salt Lake City, Utah.

             (b) (i) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), request withdrawal of the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest earned on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before September 29, 2002 and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on October 14, 2002.

                 (ii) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a "Notice of Replacement Withdrawal"), request withdrawal of the entire amount of all Deposits then held by the Depositary together with, if the Replacement Withdrawal occurs on an Interest Payment Date, the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Replacement Withdrawal"), on such date as shall be specified in such Notice of Replacement Withdrawal.

                 (iii) The Escrow Agent may, by providing at least 15 days' prior notice of withdrawal to the Depositary in the form of Exhibit D hereto (a "Notice of Prepayment Withdrawal"), withdraw all or a portion of the Deposit together with all accrued and unpaid interest thereon to but excluding the specified date of withdrawal (a "Prepayment Withdrawal"), on such date as shall be specified in such Notice of Prepayment Withdrawal. Following such withdrawal the balance in the Account shall be reduced by the amount of the withdrawal. Upon any Prepayment Withdrawal, the Depositary shall pay to the Paying Agent the amount requested in the related Notice of Prepayment Withdrawal.

             (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Prepayment Withdrawal, Notice of Final Withdrawal or Notice of Replacement Withdrawal (each, a "Withdrawal Notice") complying on its face with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

             If such complying Withdrawal Notice is received by the Depositary no later than 3:00 p.m. (New York City time) on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. (New York City time) on the next succeeding Business Day or such later day specified in such Withdrawal Notice, and if such complying Withdrawal Notice is received by the Depositary after 3:00 p.m. (New York City time) on a Business Day, the Depositary shall make the payments requested in such Withdrawal Notice no later than 11:00 a.m. (New York time) on the second Business Day next following such Business Day or such later date specified in such Withdrawal Notice.

             SECTION 2.4. Other Accounts. On the date of withdrawal of any Deposit (pursuant to a Notice of Purchase Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit (or cause to be re-deposited) with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on the date set forth in Schedule I hereto, and bear interest as provided in Section 2.2.

The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the Account number assigned thereto.

             SECTION 3. Termination. (a) This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit of any portion thereof being made and (ii) all accrued and unpaid interest earned on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

             (b) For the avoidance of doubt, the obligations of the Depositary under the last two sentences of Section 2.2 hereof shall remain in full force and effect notwithstanding the execution and delivery of a Replacement Deposit Agreement in accordance with Section 4(a)(vii) of the Note Purchase Agreement.

             SECTION 4. Payments. All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and in immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof, any Prepayment Withdrawal or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust Company, Wilmington, DE, ABA # 031-100-092, Account No. 57831-0, Attention: Jeanne Oller,
Reference: American Trans Air 2002-1B, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and, (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or Notice of Replacement Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or any similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. Except as provided below, all payments on or in respect of each Deposit shall be made by the Depositary free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section 2.04 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the relevant taxation authority and (iii) if the Taxes required to be deducted or withheld are imposed by the Republic of Italy or any political subdivision thereof, pay such additional amounts as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.

             SECTION 5. Representation and Warranties. The Depositary hereby represents and warrants to ATA, the Escrow Agent, the Pass Through Trustee, the Investors and the Paying Agent that:

             (a) it is a banking corporation duly organized and existing under the laws of the Republic of Italy, acting through its New York branch;

             (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

             (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof; and

             (d) no authorization, consent or approval of or other action by, and, except for administrative and ministerial filings which the Depositary is obligated to make in the ordinary course of its business, no notice to or filing with, any Italian or United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement.

             SECTION 6. Transfer. Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

             SECTION 7. Amendment, Etc. This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the parties hereto.

             SECTION 8. Notices. (a) Unless otherwise expressly provided herein, any notice, instruction or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, IntesaBci S.p.A., New York Branch, Attention: Transportation Finance Group (Telecopier: 212-607-3966) and with a copy to IntesaBci S.p.A.

New York Branch, One William Street, New York, NY 10004, Attention: Paul Florcruz, Dealing Room (Telecopier: 212-422-6235) or (y) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 79 South Main Street, 3rd Floor, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration (Telecopier: (302) 636-4140), to ATA, 7337 West Washington Street, Attention:
Kenneth K. Wolff, Chief Financial Officer (Telecopier: (317) 240-7091) and to the Purchaser, PK AirFinance US, Inc., 400 Madison Avenue, New York, NY 10017,
Attention: Vice-President-Marketing (Telecopier: 212-397-9393) with a copy to PK AirFinance, S.A., European Bank and Business Center, 6D Route de Treves, Senningerberg, 2633 Luxembourg, Attention: Vice-President - Marketing, (Telecopier: 352- 3480-50) and Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Joseph M. Juhas, Esq./Dev. R. Sen, Esq. (Telecopier: 212-259-6333) (or at such other address as any such party may specify from time to time in a written notice to the parties mentioned above). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary an incumbency certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

             (b) The Depositary shall be fully protected and authorized in relying upon any instruction, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by the Escrow Agent without being required to make any investigation or inquiry thereof, determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Depositary may act in reliance upon any signature believed by it to be genuine and reflected in the above-mentioned incumbency certificate, and may assume that the person so signing has been properly authorized to do so. Except as provided in this Agreement, the Depositary shall not be deemed to have any duty or notice hereunder unless and until it has been provided with written notice.

             (c) Anything to the contrary notwithstanding, the Depositary may consult with legal counsel of its selection in the event of any dispute, or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully authorized and protected in acting in accordance with the opinion and instructions of such counsel.

             SECTION 9. Obligations Unconditional. The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest earned thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

             SECTION 10. Funds Transfers. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Depositary is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated by the Escrow Agent, and the Depositary may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Depositary may record such telephone call backs. If the Depositary is unable to confirm any instructions, or if not satisfied with the confirmation it receives, it will not execute the instruction until all issues have been resolved. The person and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Depositary. The Depositary shall receive notification of any errors, delays or other problems within thirty (30) days after a transaction has been executed.

             SECTION 11. Entire Agreement. This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

             SECTION 12. Governing Law. This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and entirely construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

             SECTION 13. Waiver of Jury Trial Right. EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

             SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

             IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement (Class B) to be duly executed as of the day and year first above written.


                                            WELLS FARGO BANK NORTHWEST,
                                            NATIONAL ASSOCIATION,
                                            as Escrow Agent


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            INTESABCI S.P.A., acting through its
                                            NEW YORK BRANCH,
                                            as Depositary


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                      Schedule I


                              Schedule of Deposits
                              --------------------
                                    (Class B)

                           Aircraft
 Deposit Date              Tail No.             Deposit Amount           Account No.
 ------------              --------             --------------           -----------
March 28, 2002              N320TZ              $6,147,939.09           12060 081 004
March 28, 2002              N322TZ              $6,161,827.96           12060 081 006
March 28, 2002              N324TZ              $6,109,566.93           12060 081 008
March 28, 2002              N325TZ              $5,971,814.68          12060 081 0010

                                                                       EXHIBIT A


                          NOTICE OF PURCHASE WITHDRAWAL


IntesaBci S.p.A., New York Branch
One William Street
New York, NY 10004
Attention: Paul Florcruz
Telecopier: 212-422-6235


Gentlemen:

             Reference is made to the Deposit Agreement (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and IntesaBci S.p.A., acting through its New York Branch, as Depositary (the "Depositary"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Deposit Agreement.

             In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, held by the Depositary in Account No. ____________.

             The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference: _________] on
_________ __, 2002, upon the telephonic request of a representative of Wilmington Trust Company, the Pass Through Trustee.


                                                 WELLS FARGO BANK NORTHWEST,
                                                 NATIONAL ASSOCIATION,
                                                 as Escrow Agent


                                                 By
                                                    ----------------------------
                                                    Name:
                                                    Title:

Dated: ___________, ____

                                                                       EXHIBIT B


                           NOTICE OF FINAL WITHDRAWAL


IntesaBci S.p.A., New York Branch
One William Street
New York, NY 10004
Attention: Paul Florcruz
Telecopier: 212-422-6235

Gentlemen:

             Reference is made to the Deposit Agreement (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and IntesaBci S.p.A., acting through its New York Branch, as Depositary (the "Depositary"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Deposit Agreement.

             In accordance with Section 2.3(b) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits (as defined in the Deposit Agreement).

             The undersigned hereby directs the Depositary to pay, on ___________, 2002, the proceeds of the Deposits and accrued and unpaid interest thereon to the Paying Agent at Wilmington Trust Company, ABA # _______________, Account No. ___________, Reference: American Trans Air 2002-1B.


                                                     WELLS FARGO BANK NORTHWEST,
                                                     NATIONAL ASSOCIATION,
                                                     as Escrow Agent


                                                     By
                                                        ------------------------
                                                        Name:
                                                        Title:

Dated: _________, _____

                                                                       EXHIBIT C

                        NOTICE OF REPLACEMENT WITHDRAWAL


IntesaBci S.p.A., New York Branch
One William Street
New York, NY 10004
Attention:  Paul Florcruz
Telecopier:  212-422-6235


Gentlemen:

             Reference is made to the Deposit Agreement (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and IntesaBci S.p.A., acting through its New York Branch, as Depositary (the "Depositary"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Deposit Agreement.

             In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits [plus all accrued and unpaid interest on the Deposits to but excluding the date of withdrawal] for payment on _______________, 2002.

             The undersigned hereby directs the Depositary to pay the proceeds of the Deposits to [Name of Replacement Depositary] at __________________________, ABA# _____________, Account No. _____________,
Reference: American Trans Air 2002-1B [and to pay accrued and unpaid interest thereon to the Paying Agent at ___________, ABA #___________, Acct. No. ___________, Reference: American Trans Air 2002-1B].


                                                     WELLS FARGO BANK NORTHWEST,
                                                     NATIONAL ASSOCIATION,
                                                     as Escrow Agent


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

Dated: _________, _____

                                                                       EXHIBIT D

                         NOTICE OF PREPAYMENT WITHDRAWAL



IntesaBci S.p.A., New York Branch
One William Street
New York, NY 10004
Attention:  Paul Florcruz
Telecopier:  212-422-6235


Gentlemen:

             Reference is made to the Deposit Agreement (Class B) dated as of March 28, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and IntesaBci S.p.A., acting through its New York Branch, as Depositary (the "Depositary"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Deposit Agreement.

             In accordance with Section 2.3(b)(iii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the following amount of the
Deposit: $______________, Account No.:__________________ plus all accrued and unpaid interest on such Deposits to but excluding the date of withdrawal for payment on _______________, 2002.

             The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued and unpaid interest thereon to the Paying Agent at ___________, ABA #___________, Acct. No. ___________, Reference: American Trans
Air 2002-1B.


                                                     WELLS FARGO BANK NORTHWEST,
                                                     NATIONAL ASSOCIATION,
                                                     as Escrow Agent


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:

Dated: _________, _____